                                                                 EXHIBIT 10.13

                               CFSL Holdings Corp.

                                WARRANT AGREEMENT

            This WARRANT AGREEMENT is dated as of May 17, 2002 (this "Agreement") and entered into by and among CFSL Holdings Corp., a Delaware corporation ("Parent"), and the Purchasers party hereto. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as hereinafter defined).

            WHEREAS, pursuant to that certain Amended and Restated Securities Purchase Agreement dated as of May 17, 2002 (the "Purchase Agreement"), by and among Parent, CAC, the Company, the Guarantors, the Collateral Agent and the Purchasers, Parent proposes to issue to the Purchasers certain warrants (the "Common Warrants"), to purchase an aggregate of 1,000,000 shares (subject to adjustment) of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of Parent and certain contingent warrants (the "Contingent Warrants" and together with its Common Warrants, the "Warrants"), to purchase up to an aggregate of 100,575 shares of Class A Common Stock (the shares of Class A Common Stock and other securities (including other shares of Parent's common stock (together with the Class A Common Stock, the "Common Stock") issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares")).

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            SECTION 1. Warrant Certificates. Simultaneously with the execution and delivery hereof, Parent will issue and deliver a certificate or certificates evidencing the Common Warrants and the Contingent Warrants (the "Warrant Certificates") pursuant to the terms of the Purchase Agreement. Such certificate or certificates evidencing the Common Warrants shall be substantially in the form set forth as Exhibit A attached hereto and such certificates evidencing the Contingent Warrants shall be substantially in the form set forth as Exhibit B attached hereto. Warrant Certificates shall be dated the date of issuance by Parent.

            SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be manually signed on behalf of Parent by its Chairman of the Board or its Chief Executive Officer, President or a Vice President. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

            SECTION 3. Registration. Parent shall number and register the Warrant Certificates and the Warrant Shares (which shall be included in the same register as Parent's other outstanding shares of Class A Common Stock) in registers (the "Warrant Register" and the "Common Shares Register", respectively) as they are issued. Parent may deem and treat the registered holder(s) from time to time of the Warrant Certificates (the "Holders") as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchasers shall designate.

            SECTION 4. Restrictions on Transfer; Registration of Transfers and Exchanges. Transfers of Warrants and Warrant Shares are subject to the restrictions set forth in the Stockholders Agreement. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), the transferring Holder, upon request by Parent, will deliver to Parent an opinion of counsel (who may be in-house counsel), reasonably satisfactory in form and substance to Parent, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith. Upon original issuance thereof, and until such time as the same shall have been registered under the Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate shall bear the legend included on the first page of Exhibit A or Exhibit B, as the case may be, unless in the opinion of such counsel, such legend required pursuant to the Purchase Agreement is no longer required by the Act or any legend required by the Stockholders Agreement is no longer required thereunder.

            Parent shall from time to time register the transfer of any outstanding Warrant Certificates in the Warrant Register to be maintained by Parent upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to Parent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant

Certificate shall be issued to the transferee Holder(s) and the surrendered Warrant Certificate shall be canceled and disposed of by Parent.

            SECTION 5. Warrants; Exercise of Contingent Warrants; Exercise of Common Warrants. Subject to the terms of this Agreement, none of the Contingent Warrants may be exercised unless and until, a holder of a Parent Convertible Note elects to convert its Parent Convertible Note, in whole or in part, and receives shares of Common Stock as a result of such election pursuant to the terms of the Parent Convertible Note (the "Exercise Condition"). Upon the occurrence of the Exercise Condition and each subsequent conversion of Parent Convertible Notes, the Contingent Warrants shall, in the aggregate, become exercisable for a number of shares of Class A Common Stock equal to:

      (a) if the Exercise Condition, or such subsequent conversion, occurs within 365 days of the Closing Date:

                        C = 86,227 x R x (1 + (S x .08))
                                              ----------
                                                 365

where:

      R     =     a fraction, the numerator of which is the principal amount of the Parent Convertible Notes that were converted by such holder and the denominator of which is 1,008,854

      S     =     the number of days since the Closing Date

      C     =     the number of shares of Class A Common Stock to be issued upon exercise of the Contingent Warrants

      (b) if the Exercise Condition, or such subsequent conversion, occurs more than 365 days after the Closing Date:

                       C = 86,227 x R x 1.08 x (1 + (T x .08))
                                                     -------
                                                      365
where:

      R     =     a fraction, the numerator of which is the principal amount of the Parent Convertible Notes that were converted by such holder and the denominator of which is 1,008,854

      T     =     the number of days since the Closing Date less 365

      C     =     the number of shares of Class A Common Stock to be issued upon exercise of the Contingent Warrants

            If, after the occurrence of the Exercise Condition, a holder of a Parent Convertible Note elects to convert its Parent Convertible Note in part and receives shares of Common Stock as a result of such election pursuant to the terms of the Parent Convertible Note, then the aggregate number of shares of Class A Common Stock to be issued upon exercise of the Contingent Warrants shall be further increased by a number equal to C as calculated in clause (a) or (b) above, as applicable. Each holder of Contingent Warrants shall have the number of shares of Class A Common Stock to be issued upon exercise of its Contingent Warrants increased pro rata in accordance with its then-current holdings of such Contingent Warrants. Promptly following each conversion of all or any portion of a Parent Convertible Note, Parent shall send a notice to each Holder informing it as to the portion of the Contingent Warrants that have become exercisable and the method Parent used to make that determination.

            Subject to the terms of this Agreement, (a) each holder of Common Warrants shall have the right, which may be exercised immediately and until 5:00 p.m., New York time, on May 17, 2012 and (b) each holder of Contingent Warrants shall have the right, which may be exercised upon occurrence of the Exercise Condition and until the earlier to occur of (1) 5:00 p.m., New York time, on May 17, 2012 and (2) 5:00 p.m., New York time on the date the Company pays in full the outstanding principal amount of the Parent Convertible Notes (the "Expiration Date"), to receive from Parent the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants, except as otherwise expressly provided herein.

            The price at which each Warrant shall be exercisable (the "Exercise Price") shall initially be $.01 per share, subject to adjustment pursuant to the terms hereof.

            A Warrant may be exercised upon surrender to Parent at its office designated for such purpose (as provided for in Section 12 hereof) of the Warrant Certificate or Certificates to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to Parent of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of Parent or by wire transfer to an account designated by Parent.

            Subject to the provisions of Section 6 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, Parent shall issue and cause to be delivered, as promptly as practicable, to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 10. The certificate or certificates for such Warrant Shares shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

            Each Warrant which is otherwise exercisable pursuant to this Agreement shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof.

            All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by Parent. Parent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

            In addition to and without limiting the rights of the Holder under the terms of this Agreement, at the Holder's option a Warrant may be exercised by being exchanged in whole or in part at any time or from time to time prior to the Expiration Date for a number of Warrant Shares having an aggregate Specified Value (as defined in Section 9(g) hereof) on the date of such exercise equal to the difference between (x) the Specified Value of the number of Warrant Shares in respect of which such Warrants are then exercised and (y) the aggregate Exercise Price for such shares in effect at such time. The following diagram illustrates how many Warrant Shares would then be issued upon exercise pursuant to this section:

      Let   SV    =     Specified Value per Warrant Share at date of exercise.

            PSP   =     Per share Exercise Price at date of exercise.

            N     =     Number of Warrant Shares desired to be exercised.

            X     =     Number of Warrant Shares issued after exercise.

                  X     = (SV)(N) - (PSP)(N)
                           ------------------
                                  SV

            Upon any such exercise, the number of Warrant Shares purchasable upon exercise of a Warrant shall be reduced by such designated number of Warrant Shares and, if a balance of purchasable Warrant Shares remain after such exercise, Parent shall execute and deliver to the Holder a new Warrant for such balance of Warrant Shares.

            No payment of any cash or other consideration to Parent shall be required from the Holder in connection with any exercise of a Warrant by exchange pursuant to this section or otherwise. Such exchange shall be effective upon the date of receipt by Parent of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this section be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of Warrant Shares issuable in such exchange shall be issued, and Parent shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Specified Value of a Warrant Share on the date of the exchange.

            SECTION 6. Payment of Taxes. Parent will pay all documentary stamp taxes and other governmental charges (excluding all foreign, Federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. Parent shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by Parent, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to Parent the amount of any such tax, or it is established to the reasonable satisfaction of Parent that any such tax has been paid.

            SECTION 7. Mutilated or Missing Warrant Certificates. If a mutilated Warrant Certificate is surrendered to Parent, or if the Holder of a Warrant Certificate claims and submits an affidavit or other evidence satisfactory to Parent to the effect that the Warrant Certificate has been lost, destroyed or wrongfully taken, Parent shall issue a replacement Warrant Certificate. If required by Parent such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of Parent to protect Parent from any loss which it may suffer if a Warrant Certificate is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Warrant Certificate, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Warrant Certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant Certificate other than the unsecured written agreement of such owner to indemnify Parent or, at the option of such Purchaser or other institutional Holder, an indemnity bond in the amount of the Specified Value of the Warrant Shares for which such Warrant Certificate was exercisable.

            SECTION 8. Reservation of Warrant Shares. Parent shall at all times reserve and keep available, free from preemptive rights (except as otherwise provided herein or in the Stockholders Agreement), out of the aggregate of its authorized but unissued Common Stock (and other stock into which Warrants are exercisable) or its authorized and issued Common Stock (and such other stock) held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock (and other stock) which may then be deliverable upon the exercise of all outstanding Warrants.

            Parent or, if appointed, the transfer agent for the Common Stock and each transfer agent for any shares of Parent's capital stock issuable upon the exercise of any of the Warrants (collectively, the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. Parent shall keep a copy of this Agreement on file with any such Transfer Agent. Parent will supply any such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available all other consideration that may be deliverable upon exercise of the

Warrants. Parent will furnish any such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 11 hereof.

            Before taking any action which would cause an adjustment pursuant to
Section 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, Parent shall take any corporate action which may, in the opinion of its counsel, be necessary in order that Parent may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

            Parent covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement and the Stockholders Agreement) and free, subject to Section 6 hereof, from all taxes, liens, charges and security interests with respect to the issue thereof.

            SECTION 9. Adjustment of Exercise Price and Warrant Number. The number of Warrant Shares issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 9.

            (a)   Adjustment for Change in Capital Stock

            If    Parent:

                        (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                        (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                        (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                        (4) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

                        (5) issues by reclassification of its Common Stock any shares of its capital stock (other than reclassifications arising solely as a result of a change in the par value or no par value of the Common Stock);

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of Parent which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            Such adjustment shall be made successively whenever any event listed above shall occur; provided, that if the occurrence of any event listed above results in an adjustment under subsection 9(b) or (c) below, no adjustment shall be made under this subsection (a).

            Parent shall not issue shares of Common Stock as a dividend or distribution on any class of capital stock other than Common Stock unless (i) such dividend or distribution is not prohibited by the Purchase Agreement and
(ii) the Warrant Holders also receive such dividend or distribution on a ratable basis or the appropriate adjustment to the Warrant Number is made under this
Section 9.

            (b)   Adjustment for Rights Issue

            If Parent distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to all holders of any class of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                              W' = W x   O + N
                                      -------------
                                         O + N x P
                                             ------
                                                   M

where:

      W'    =     the adjusted Warrant Number.

      W     =     the Warrant  Number  immediately  prior to the record date for any such distribution.

            O     =     the number of shares of Common Stock outstanding on the
                        record date for any such distribution.

            N     =     the number of additional shares of Common Stock issuable
                        upon exercise of such rights, options or warrants.

            P     =     the exercise price per share of such rights, options or
                        warrants.

            M     =     the Specified Value per share of Common Stock on the
                        record date for any such distribution.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

            (c)   Adjustment for Other Distributions

            If Parent distributes to all holders of any class of its Common Stock (i) any evidences of indebtedness of Parent or any of its subsidiaries,
(ii) any assets of Parent or any of its subsidiaries (other than cash after an IPO), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of Parent, the Warrant Number shall be adjusted in accordance with the formula:

                            W' = W x M
                                    ---
                                    M - F

where:

            W'    =     the adjusted Warrant Number.

            W     =     the Warrant Number immediately prior to the record date
                        mentioned below.

            M     =     the Specified Value per share of Common Stock on the
                        recor date mentioned below.

                  F = the Fair Market Value on the record date mentioned below of the shares, the indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common Stock.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted Warrant Number shall be immediately readjusted as if "F" in the above formula was the Fair Market Value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.

            This subsection does not apply to rights, options or warrants referred to in subsection (b) or to any issuance of shares of Common Stock referred to in subsection (d) of this Section 9.

                  (d)   Adjustment for Common Stock Issue

            If Parent issues shares of Common Stock for a consideration per share less than the Specified Value per share on the date Parent fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:

                                   W' = W x      A
                                             -----------
                                                   O +  P
                                                       --
                                                        M

where:

            W'    =     the adjusted Warrant Number.

            W     =     the Warrant Number immediately prior to any such
                        issuance.

            O     =     the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such additional shares of Common Stock.

            P     =     the aggregate consideration received for the issuance of
                        such additional shares of Common Stock.

            M     =     the Specified Value per share of Common Stock on
                        the date of issuance of such additional shares.

            A     =     the number of shares of Common Stock outstanding
                        immediately after the issuance of such additional shares of Common Stock.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            Notwithstanding the foregoing, no adjustment shall be made pursuant to this subsection (d) in the event of issuances of: (1) up to an aggregate of 700,000 shares (appropriately adjusted for any future stock splits, subdivisions, stock dividends, combinations, recapitalizations or any similar transactions) of Common Stock issued or deemed issued to employees, consultants or directors of Parent, pursuant to a stock option plan or restricted stock purchase plan approved by a majority of holders of Common Stock and Parent's Board of Directors or otherwise (excluding shares subject to options that expire unexercised and shares repurchased at cost by Parent in connection with the termination of employment or other provision of services to Parent); (2) shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (3) up to an aggregate of 776,041 shares (appropriately adjusted for any future stock splits, subdivisions, stock dividends, combinations, recapitalizations or any similar transactions) of Common Stock issued to Lightyear; provided that (A) such shares of Common Stock are issued at a price of at least $1.30 per share and (B) such shares of Common Stock are issued on or before December 31, 2002; and (4) the issuance of shares of Common Stock upon conversion of the Parent Convertible Notes.

            This subsection (d) does not apply to any of the transactions described in subsections (a) or (b) of this Section 9.

            (e)   Adjustment for Convertible Securities Issue

            If Parent issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this
Section 9) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with this formula:

                               W'  =  W  x   O + D
                                            -------
                                            O +  P
                                                ---
                                                  M

where:

            W'    =     the adjusted Warrant Number.

            W     =     the Warrant Number immediately prior to any such
                        issuance.

            O     =     the number of shares of Common Stock outstanding
                        immediately prior to the issuance of such securities.

            P     =     the sum of the aggregate consideration received for the
                        issuance of such securities and the aggregate minimum consideration receivable by Parent for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities.

            M     =     the Specified Value per share of Common Stock on the
                        date of issuance of such securities.

            D     =     the maximum number of shares of Common Stock deliverable
                        upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted Warrant Number shall promptly be readjusted to the adjusted Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by Parent for issuance of Common Stock upon conversion or in exchange for, or upon exercise of, such securities shall be increased or decreased or if the number of shares of Common Stock issuable upon conversion, exchange or exercise of such securities shall change, in each case by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increase, decrease or change.

            This subsection (e) does not apply to the issuance of the Warrants or to any of the transactions described in subsection (b) of this Section 9.

            (f)   Adjustment for Tender Offer.

            If Parent consummates a tender offer for any Common Stock and purchases shares pursuant to such tender offer for an aggregate consideration having a Fair Market Value as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the Fair Market Value of the consideration paid in respect of any other tender offer by Parent for any Common Stock consummated within the twelve months preceding the Expiration Time and in respect of which no adjustment pursuant to this subsection (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within twelve months preceding the Expiration Time and in respect of which no adjustment pursuant to this subsection (f) has been made previously exceeds 10.0% of the product of the Specified Value per share immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Warrant Number shall be adjusted in accordance with the formula:

                             W' = W x      M x (O - N)
                                       -------------------
                                              (M x O) - F
where:

            WN    =     the adjusted Warrant Number.

            W     =     the Warrant Number immediately prior to the Expiration
                        Time.

            M     =     the Specified Value per share of Common Stock
                        immediately prior to the Expiration Time.

            O     =     the number of shares of Common Stock outstanding
                        (including any tendered shares) at the Expiration Time.

            F     =     the Fair Market Value of the aggregate consideration
                        paid for all shares of Common Stock purchased pursuant to the tender offer.

            N     =     the number of shares of Common Stock accepted for
                        payment in such tender offer.

            If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (f) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (f) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

            (g) "Specified Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

                  (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the Board of Directors of Parent and certified in a board resolution, based on the most recently completed arm's length transaction between Parent and a person other than an Affiliate of Parent in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security as mutually agreed by Parent and Holders of at least a majority of the Warrants outstanding; provided, however, that if Parent and such Holders are unable to mutually agree upon such value, Parent shall select an Independent Financial Expert reasonably acceptable to the Holders of a majority of the Warrants outstanding who shall determine the value of such Security, or

                  (2) if the Security is registered under the Exchange Act, the average of the daily market prices for each Business Day during the period commencing 30 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 30 consecutive Business Days before such date, then the average of the daily market prices (as hereinafter defined) for all of the Business Days before such date for which daily market prices are available. If the market price is not determinable for at least 15 Business Days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

            The "market price" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by Parent. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

            In the case of Common Stock, if more than one class of Common Stock of Parent is outstanding, the "Specified Value" shall be the highest of the Specified Values per share of all such classes of Common Stock.

            "Independent Financial Expert" shall mean a nationally recognized investment banking firm selected by the Company (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in Parent, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of Parent, (iii) that has not been retained by Parent for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of Parent, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by Parent for opinions or services it provides as an Independent Financial Expert.

            (h)   Consideration Received

            For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 9, the following shall apply:

                        (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by Parent for any underwriting of the issue or otherwise in connection therewith);

                        (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors of Parent; and

                        (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by Parent for the issuance of such securities plus the additional minimum consideration, if any, to be received by Parent upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

            (i)   When De Minimis Adjustment May Be Deferred

            No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

            All calculations under this Section 9 shall be made to the nearest 1/1000th of a share.

            (j)   Adjustment to Exercise Price

            Upon each adjustment to the Warrant Number pursuant to this Section 9, the Exercise Price shall be adjusted so that it is equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a quotient, the numerator of which is the Warrant Number in effect immediately prior to such adjustment, and the denominator of which is the Warrant Number in effect immediately after such adjustment.

            (k)   When No Adjustment Required

            If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Warrant Number and Exercise Price then in effect shall be readjusted, effective as of the date when the Board of Directors of Parent determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

            (l)   Notice of Adjustment

            Whenever the Warrant Number or Exercise Price is adjusted, Parent shall provide the notices required by Section 11 hereof.

            (m)   Voluntary Reduction

            Parent from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

            Whenever the Exercise Price is reduced, Parent shall mail to the Holders a notice of the reduction. Parent shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

            A reduction of the Exercise Price under this subsection (m) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d), (e) or (f) of this Section 9.

            (n)   Reorganizations

            In case of any capital reorganization, other than in the cases referred to in subsections 9(a), (b), (c), (d), (e) or (f) hereof, or the consolidation or merger of Parent with or into another corporation (other than a merger or consolidation in which Parent is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of Parent as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of Parent, whose determination shall be described in a duly adopted resolution certified by Parent's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

            Parent shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

            (o)   Form of Warrants

            Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            (p)   Other Dilutive Events

            In case any event shall occur as to which the provisions of this
Section 9 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, Parent shall make a good faith adjustment to the Exercise Price and Warrant Number into which each Warrant is exercisable in accordance with the intent of this Section 9 and, upon the written request of the Holders of a majority of the Warrants, shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of Parent), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 9, necessary to preserve, without dilution, the purchase rights represented by these Warrants. Upon receipt of such opinion, Parent shall promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

            (q)   Miscellaneous

            For purpose of this Section 9, the term "shares of Common Stock" shall mean (i) shares of any class of stock designated as Common Stock of Parent as of the date of this Agreement, and (ii) shares of any other class of stock resulting from changes to or reclassification of such shares referred to in clause (i). In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holders of Warrants shall become entitled to purchase any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (p) of this
Section 9, inclusive, and the provisions of Sections 5, 6, 8 and 10 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

            SECTION 10. Fractional Interests. Parent shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), Parent shall pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the Board of Directors), multiplied by such fraction.

            SECTION 11. Notices to Warrant Holders. Upon any adjustment pursuant to Section 9 hereof, Parent shall promptly thereafter (i) cause to be filed with the corporate records of Parent a certificate of an Officer of Parent setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the Holders at its address appearing on the Warrant Register written notice of such adjustments in accordance with the provisions of Section 12 hereof. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

            In case:

                  (a) Parent shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) Parent shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

                  (c) of any consolidation or merger to which Parent is a party and for which approval of any stockholders of Parent is required, or of the conveyance or transfer of the properties and assets of Parent substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of Parent; or

                  (e) Parent proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 9 hereof; or

                  (f) Parent proposes to take any action which would give rise to the Holders' preemptive rights as specified in the Stockholders Agreement;

then Parent shall cause to be given to each of the Holders at its address appearing on the Warrant Register, at least 30 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, in accordance with the provisions of
Section 12 hereof, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or (iv) the exercise date of, and other material information pertaining to, the above-referenced preemptive rights. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

            Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as stockholder in respect of the meetings of stockholders or the election of Directors of Parent or any other matter, or any rights whatsoever as stockholders of Parent; provided, however, that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder or under the Purchase Agreement.

            SECTION 12. Notices to Parent and Warrant Holders. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier, or overnight air courier guaranteeing next day delivery:

                  (a) if to Purchasers at their respective addresses and telecopy numbers set forth on the signature pages of the Purchase Agreement, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy number (213) 687-5600, attention Jeffrey H. Cohen, Esq.; and

                  (b) if to Parent, at 51 West 52nd Street, 23rd Floor, New York, New York 10019, Telecopy number (212) 882-5757, Attention: Bruce J. Rubin, with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Telecopy No. (212) 468-7900,
      Attention: Allen L. Weingarten, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior written notice of such change in accordance herewith.

            SECTION 13. Preemptive Right. The Holders have preemptive rights pursuant to, and as set forth in, the Stockholders Agreement.

            SECTION 14. Certain Supplements and Amendments. Parent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Parent may deem necessary or desirable; provided that any such supplement or amendment shall not in any way adversely affect the interests of the Holders.

            SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of Parent shall bind and inure to the benefit of its respective successors and assigns hereunder.

            SECTION 16. Termination. This Agreement shall terminate if all Warrants have been exercised pursuant to this Agreement.

            SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. PARENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE WARRANTS, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PARENT IN ANY OTHER JURISDICTION.

            SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than Parent, the Holders and holders of Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Parent and the Holders.

            SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            SECTION 20. Amendments and Waivers. Subject to Section 14, no provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; provided, that any amendment or waiver sought from the Holders of any provision of this Agreement which affects Holders generally shall be given by Holders of at least a majority of the Warrants outstanding (or, in the case of amendments or waivers affecting holders of Warrant Shares generally, by holders of at least a majority of the Warrants and Warrant Shares, taken as one class, with each Warrant and each Warrant Share representing the right to one vote) and any amendment or waiver so given shall be binding on all such holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

            IN    WITNESS WHEREOF, the parties hereto have caused this Warrant
      Agreement to be duly executed as of the day and year first above written.

CFSL HOLDINGS CORP.

By:/s/ Bruce J. Rubin
   -----------------------
   Name: Bruce J. Rubin
   Title: President and CEO

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III and
TCW/CRESCENT MEZZANINE PARTNERS NETHERLANDS, L.P.

By:   TCW/Crescent Mezzanine Management III, L.L.C.
      its Investment Manager

By:/s/ Leo Helmers
  ----------------------
  Name: Leo Helmers
  Title: SVP